Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

(In millions, except share information)

As previously disclosed, on May 5, 2022, Intercept Pharmaceuticals, Inc., a Delaware corporation (“ICPT Inc.”), and its wholly owned subsidiary Intercept Pharma Europe Ltd., a UK private limited company (“IPEL” and, together with ICPT Inc. and affiliates, the “Company”), entered into a series of agreements to sell the Company’s ex-U.S. commercial operations, and sublicense the right to commercialize Ocaliva® (obeticholic acid) outside of the United States, to Advanz Pharma and its affiliates (collectively, “Advanz”).

Total consideration to the Company under the agreements is $405 million up front (subject to working capital, closing costs, France reimbursement liability, and other adjustments), consisting of $38.5 million under the Share Purchase Agreement (“SPA”) between ICPT Inc. as seller and Mercury Pharma as purchaser, pursuant to which ICPT Inc. will sell the shares of its foreign subsidiaries (excluding IPEL) to Mercury Pharma, $364.5 million under the Sublicense Agreement (the “Sublicense Agreement”) among IPEL, ICPT Inc., and Mercury Pharma, $1 million under the Business Transfer Agreement (“BTA”) between IPEL and Advanz Services, and $1 million under the Master Trademark Assignment Agreement among ICPT Inc., its wholly owned subsidiary RXF Technologies, Inc., and Mercury Pharma. The Sublicense Agreement also includes a $45 million earnout, payable upon Advanz’s receipt of extensions of orphan drug exclusivity in Europe. These transactions are referred to collectively as the “Disposition Transactions”.

On July 1, 2022, upon the terms and subject to the conditions set forth in the SPA and the other transaction documents, the Disposition Transactions contemplated thereby were consummated.

The following unaudited pro forma condensed consolidated financial statements are intended to show how the Disposition Transactions might have affected the historical financial statements of the Company had the transaction been completed at an earlier time as indicated herein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, were derived from the Company’s historical condensed consolidated (for interim periods) or consolidated (for annual periods) financial statements, and are being presented to give effect to the Disposition Transactions. The historical results of the Company will present the international operations disposed in the Disposition Transactions on a discontinued operations basis in accordance with ASC 205, Discontinued Operations, beginning in the second quarter of 2022. The unaudited pro forma condensed consolidated financial statements should be read with:

i.	The accompanying notes to the unaudited pro forma condensed consolidated financial statements
ii.	The Current Report on Form 8-K filed with the Securities & Exchange Commission (the “SEC”) on July 8, 2022, reporting the Disposition Transactions
iii.	The audited consolidated financial statements of the Company and its subsidiaries and the accompanying notes included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2022.
iv.	The unaudited interim historical financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 6, 2022.

The unaudited pro forma condensed consolidated financial statements are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019, and the three months ended March 31, 2022, present the Company’s results as if the transaction had occurred on January 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 reflects the Company’s assets, liabilities and equity as if the transaction had occurred on March 31, 2022.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s actual results of operations would have been had the transaction been consummated on the dates assumed nor does it purport to represent the Company’s results of operations or financial condition for any future period. Actual amounts could differ materially from these estimates.

The transaction accounting adjustments to reflect the Disposition Transactions in the unaudited pro forma condensed consolidated financial statements include:

•	The sale of the assets and liabilities pursuant to the Disposition Transactions agreements.
•	Estimated impact of the cash proceeds received in connection with the Disposition Transactions, net of closing costs and income taxes.

There were no autonomous entity adjustments included in the pro form financial information because the Company currently operates, and will continue to operate, as an independent, standalone entity after the completion of the Disposition Transactions. The pro forma financial statements do not include management adjustments to reflect synergies or dis-synergies because we do not believe presenting such adjustments would enhance an understanding of the pro forma effects of the transaction.

On May 5, 2022, the parties entered into a Transition Services Agreement (“TSA”) for the Company and Advanz to provide certain transition services for continuity purposes. The TSA details the services to be provided, the terms over which the services will be provided, and the compensation to be paid for providing those services. The unaudited pro forma condensed consolidated financial statements do not include any compensation or costs related to the TSA as they are not material. Similarly, on May 5, 2022, the parties entered into a Supply and Manufacture Agreement and a Safety Data Exchange Agreement. We do not consider the amounts under those agreements to be material for the periods presented.

INTERCEPT PHARMACEUTICALS, INC.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2022

(In thousands, except per share amounts)

(Unaudited)

	Historical Financial Statements as Reported	Disposition Transactions (b)		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$48,320	$341,819	(a)	$390,139
Restricted cash	11,153	(1,549)		9,604
Investment debt securities, available for sale	347,382	—		347,382
Accounts receivable, net of allowance for credit losses of $255	46,144	(20,740)		25,404
Prepaid expenses and other current assets	24,354	34,553	(f)	58,907
Total current assets	477,353	354,083		831,436
Fixed assets, net	3,059	(61)		2,998
Inventory	8,257	(639)		7,618
Security deposits	6,926	(2,285)		4,641
Other assets	7,762	(2,001)		5,761
Total assets	$503,357	$349,097		$852,454

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$147,060	$(54,295	)(c)	$92,765
Short-term interest payable	3,976	—		3,976
Total current liabilities	151,036	(54,295)		96,741
Long-term liabilities:
Long-term debt	716,885	—		716,885
Long-term other liabilities	7,197	(1,084)		6,113
Total liabilities	$875,118	$(55,379)		$819,739
Stockholders’ deficit
Common stock par value $0.001 per share, 90,000,000 shares authorized, 29,708,846 shares issued and outstanding	30	—		30
Additional paid in capital	2,007,684	—		2,007,684
Accumulated other comprehensive loss, net	(3,487)	1,589		(1,898)
Accumulated deficit	(2,375,988)	402,887	(d)	(1,973,101)
Total stockholders’ deficit	(371,761)	404,476		32,715
Total liabilities and stockholders’ deficit	$503,357	$349,097		$852,454

INTERCEPT PHARMACEUTICALS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2022

(In thousands, except per share amounts)

(Unaudited)

	Historical Financial Statements as Reported	Disposition Transactions (e)	Pro Forma

Revenue:
Product revenue, net	$88,582	$(29,436)	$59,146
Total revenue	88,582	(29,436)	59,146
Operating expenses:
Cost of sales	758	(368)	390
Selling, general and administrative	50,007	(14,909)	35,098
Research and development	48,089	(196)	47,893
Restructuring	—	—	—
Total operating expenses	98,854	(15,473)	83,381
Operating loss	(10,272)	(13,963)	(24,235)
Other (expense) income:
Interest expense	(6,673)	—	(6,673)
Other (expense) income, net	(339)	312	(27)
Total other (expense), net	(7,012)	312	(6,700)
Net loss	$(17,284)	$(13,651)	$(30,935)
Net loss per common and potential common share:
Basic and diluted	$(0.58)		$(1.04)
Weighted average common and potential common shares outstanding:
Basic and diluted	29,696		29,696

INTERCEPT PHARMACEUTICALS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2021

(In thousands, except per share amounts)

(Unaudited)

	Historical Financial Statements as Reported	Disposition Transactions (e)	Pro Forma

Revenue:
Product revenue, net	$363,468	$(102,718)	$260,750
Total revenue	363,468	(102,718)	260,750
Operating expenses:
Cost of sales	3,100	(1,585)	1,515
Selling, general and administrative	230,855	(48,068)	182,787
Research and development	185,272	(876)	184,396
Restructuring	(86)	—	(86)
Total operating expenses	419,141	(50,529)	368,612
Operating loss	(55,673)	(52,189)	(107,862)
Other (expense) income:
Interest expense	(54,419)	—	(54,419)
Gain on extinguishment of debt	16,511	—	16,511
Other (expense) income, net	2,155	(1,388)	767
Total other (expense), net	(35,753)	(1,388)	(37,141)
Net loss	$(91,426)	$(53,577)	$(145,003)
Net loss per common and potential common share:
Basic and diluted	$(2.87)		$(4.55)
Weighted average common and potential common shares outstanding:
Basic and diluted	31,894		31,894

INTERCEPT PHARMACEUTICALS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2020

(In thousands, except per share amounts)

(Unaudited)

	Historical Financial Statements as Reported	Disposition Transactions (e)	Pro Forma

Revenue:
Product revenue, net	$312,690	$(78,720)	$233,970
Total revenue	312,690	(78,720)	233,970
Operating expenses:
Cost of sales	5,322	(1,340)	3,982
Selling, general and administrative	332,493	(62,380)	270,113
Research and development	191,485	(595)	190,890
Restructuring	14,630	—	14,630
Total operating expenses	543,930	(64,315)	479,615
Operating loss	(231,240)	(14,405)	(245,645)
Other (expense) income:
Interest expense	(48,054)	—	(48,054)
Other (expense) income, net	4,414	2,187	6,601
Total other (expense), net	(43,640)	2,187	(41,453)
Net loss	$(274,880)	$(12,218)	$(287,098)
Net loss per common and potential common share:
Basic and diluted	$(8.34)		$(8.71)
Weighted average common and potential common shares outstanding:
Basic and diluted	32,970		32,970

INTERCEPT PHARMACEUTICALS, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2019

(In thousands, except per share amounts)

(Unaudited)

	Historical Financial Statements as Reported	Disposition Transactions (e)	Pro Forma

Revenue:
Product revenue, net	$249,570	$(62,134)	$187,436
Licensing revenue	2,432	—	2,432
Total revenue	252,002	(62,134)	189,868
Operating expenses:
Cost of sales	4,212	(1,049)	3,163
Selling, general and administrative	317,418	(66,354)	251,064
Research and development	242,799	(283)	242,516
Total operating expenses	564,429	(67,686)	496,743
Operating loss	(312,427)	5,552	(306,875)
Other (expense) income:
Interest expense	(41,144)	—	(41,144)
Other (expense) income, net	8,890	3,966	12,856
Total other (expense), net	(32,254)	3,966	(28,288)
Net loss	$(344,681)	$9,518	$(335,163)
Net loss per common and potential common share:
Basic and diluted	$(10.89)		$(10.59)
Weighted average common and potential common shares outstanding:
Basic and diluted	31,654		31,654

Notes to Pro forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements reflect the following transaction accounting adjustments:

a)	Represents the estimated cash proceeds received, net of closing costs and taxes related to the gain on the Disposition Transactions, based on total consideration of $405 million. Actual cash proceeds received upon closing prior to any estimated closing costs and taxes were $366.5 million, based on the timing of payment under the SPA, which includes a post-closing mechanism for settling the completion statements, including the $38.5 million consideration under the SPA, and adjustments for working capital, France reimbursement liability, etc. The cash proceeds do not reflect the $45 million due contingent upon receipt of extensions of orphan drug exclusivity from the European Medicines Agency (“EMA”) and Medicines and Healthcare products Regulatory Agency (“MHRA”), which if realized, would result in an incremental gain.

i)	Represents total consideration from the transaction of $366.5 million, less (a) estimated closing costs of $9.5 million that are likely to be incurred as part of the consummation of the transaction and (b) the expected tax effects on the estimated U.S. federal, U.S. state and foreign income taxes paid of $15.2 million related to the gain on the transaction. The estimated expected tax effects are calculated based on the amount of the taxable gain considering the use of historical net operation losses and other carryforwards in place to reduce taxable income, and using the applicable income tax rates in the respective jurisdictions. The estimates, including the jurisdiction income tax effects, are subject to change and actual amounts may differ from the results reported herein. The estimated gain is reflected in the unaudited pro forma condensed consolidated balance sheet within accumulated deficit. The estimated gain is not reflected in the unaudited pro forma condensed consolidated statement of operations as there is no continuing impact of the gain on the Company’s operating results.

b)	Adjustments represent the elimination of assets and liabilities attributable to the Disposition Transactions and the disposed operations.

c)	Adjustment includes the transfer of the payback liability of $42.0 million USD currently being negotiated between the Company and the French government.

d)	Represents the estimated gain on sale (in millions) calculated as follows:

Total consideration	$405.0
Estimated closing costs	9.5
Total consideration (net of estimated closing costs)	395.5
Company’s carrying value in disposed operations	24.2
Release of accumulated other comprehensive loss	(1.6)
Pro forma gain before income taxes	$418.1
(Provision) for income taxes	(15.2)
Pro forma net gain on disposition of operations	$402.9

The pro forma net gain of $402.9 million is reflected as an adjustment to retained deficit. This amount is based on historical information as of March 31, 2022 for the Company’s carrying value of the disposed operations and the related amount of accumulated other comprehensive loss. The actual net gain will be based on the Company’s carrying value in the disposed operations as of July 1, 2022 and may differ materially from the information presented.

e)	Adjustments represent the elimination of revenues and costs and expenses attributable to the Disposition Transactions and the disposed operations.

f)	Adjustment includes consideration of $38.5 million to be settled post-closing.